                           MASTER EQUIPMENT LEASE AGREEMENT

--------------------------------------------------------------------------------
              LESSOR                                  LESSEE
--------------------------------------------------------------------------------
Myo Diagnostics Inc.                   Medical Consulting Imaging Co.
3710 S. Robertson Blvd., #212          1621 Euclid Ave., Ste. 1620
Culver City, CA  90232                 Cleveland, OH  44115
--------------------------------------------------------------------------------

THIS LEASE CANNOT BE CANCELLED EXCEPT AS EXPRESSLY PROVIDED. THIS LEASE SHALL BECOME EFFECTIVE UPON SIGNING BY LESSOR AND LESSEE.

THIS MASTER EQUIPMENT LEASE AGREEMENT is executed on this 1st day of March, 1996, by and between Lessor and Lessee as indicated above.

1. TERMS AND CONDITIONS - The term of each Scheduled Equipment Lease Agreement ("Scheduled Lease") under this Master Equipment Lease Agreement (the "Master Lease") will be for 2 years (the "Original Term") commencing on the date indicated on each Scheduled Lease attached hereto (the "Commencement Date") and ending on the date indicated on each Scheduled Lease attached hereto (the "Expiration Date"). In addition, Lessor and Lessee, upon mutual agreement, will have the option to extend each Scheduled Lease for an additional 4 years (the "Option Period") ending on the date indicated on each Scheduled Lease attached hereto (the "Final Expiration Date") upon expiration of the Original Term. Lessor agrees to lease and Lessee leases from Lessor the equipment described on each Scheduled Lease and on any attached Schedule (the "Equipment") in accordance with the terms and conditions stated in this Master Lease Agreement. Lessee authorizes Lessor to insert in this Master Lease the appropriate equipment lease addenda when determined by Lessor. This Master Lease is concurrent with the Distribution Agreement between Lessor and Lessee and, with the Distribution Agreement, constitutes the full and entire agreement between the Lessor and Lessee in connection with the Equipment and merges any and all other understandings. Neither party relies on any other statement or representation made by the other or any third party. This Master Lease can neither be cancelled nor modified except by written agreement signed by both Lessor and Lessee and except as set forth in Section 7 of this Lease Agreement. In the event the Distribution Agreement is terminated by either the Lessor or Lessee, as allowed solely by the Distribution Agreement, such termination shall act as proper written notice of termination of the Master Lease Agreement. Lessee's acceptance of the Equipment shall be irrevocable unless Lessor receives Lessee's written notice of substantial non-conformance of the Equipment within ten (10) days after acceptance of the Equipment.

2. PAYMENT - The Monthly Lease Payment is indicated in Table 2 in each Scheduled Lease. Lessee agrees to make all monthly Lease payments in advance on the 1st day of each and every month commencing with the first full month after delivery of the Leased Equipment, and to pay such other charges as provided in this Agreement. Each payment

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received will be applied to the oldest charge due under this Lease.  Lessee agrees to make payments regardless of any problems Lessee might or may have with the Equipment and its operations regardless of any claim, set-off, counterclaim or defense Lessee might or may have against the Vendor or Manufacturer (the "Supplier"), Salesperson or other Third Party. Without Lessor's prior written consent, any payment to Lessor of a smaller sum than due at any time under this Agreement shall not constitute release or an accord or satisfaction for any greater sum due or to become due regardless of any restrictive endorsement. Lessee shall be solely responsible for any filing and payment due for property tax associated with the possession of the Equipment.

3. LESSEE'S AND GUARANTOR'S WARRANTIES TO LESSOR - Lessee and any guarantor expressly warrant to Lessor and Lessor relies on the fact that Lessee and any guarantor: (a) have read and understood this Master Lease before it was signed;
(b) have selected and are fully satisfied with the Leased Equipment for the purposes set forth in this Master Lease; (c) freely acknowledge that neither the manufacturer nor the supplier of the Equipment nor any of its salespersons are, or have acted as, Lessor's agents or employees; (d) have provided accurate and correct financial information and other statements and same will be updated upon Lessor's request during the term of the Master Lease; (e) are currently meeting all debts as such come due;(f) will use the Equipment exclusively for Lessee's business purposes and not for personal, family or household purposes; (g) have unrestricted power to enter into this Master Lease, have duly authorized the person executing it and certify that all signatures are authentic.

4. LESSEE'S WAIVER OF DAMAGES AND WARRANTIES FROM LESSOR - Lessee acknowledges that: (a) Lessee shall hold Lessor harmless and shall be responsible for any loss, damage or injury to persons or property caused by the Equipment; (b) no representation or warranty by the manufacturer, supplier or salesperson is binding on Lessor nor shall breach of such warranty relieve Lessee of Lessee's obligations to Lessor; and (c) in no case shall Lessor be liable to Lessee for special, indirect or consequential damages.

5. OWNERSHIP AND TITLE - Lessor is the sole owner of the Equipment, has sole title to the Equipment, has the right to inspect the Equipment and has the right to affix and display notice of Lessor's ownership thereon subject to 24 hour notice given by Lessor to Lessee. The Equipment shall remain Lessor's personal property whether or not affixed to realty and shall not be part of any real property on which it is placed. All additions, attachments and accessories placed on the Equipment become part of the Equipment and Lessor's property. Lessee agrees to maintain the Equipment so that it may be removed from the property or building where located without damage.

6. OPERATION AND TERMINATION - Lessee shall be solely responsible for the operation and day to day handling of the Equipment, shall keep it in good condition and running order and shall use and operate the Equipment in compliance with applicable law. Lessee shall be responsible for securing maintenance service from Lessor or from an independent party as determined by Lessor and shall be responsible for repair and/or

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replacement costs that may be necessary as a result of improper or negligent use and/or handling of the Equipment or loss the Equipment. Lessor will be responsible for the cost of any upgrade of Equipment, as may be required from time to time by a change in system specifications, and Equipment repair due to mechanical failure. Lessee agrees to keep and use the Equipment only at the Domicile Location specified above ("Equipment Location") and to never relinquish possession of the Equipment except to Lessor's agent. At the end of the Master Lease Term, Lessee must contact Lessor who will designate the return location within the continental United States, and Lessee shall, at Lessee's expense, immediately crate, insure and return the Equipment to the designated location in as good a condition as when Lessee received it, excepting only reasonable wear and tear. Until Lessor actually receives the Equipment at the return location, the Master Lease renews automatically from month to month and Lessee agrees to continue to make lease payments at the last effective rate under the Master Lease.

Upon early termination of the Distributor Agreement by Company without cause or by Distributor for cause and upon receipt by Company of all Scheduled Equipment in good repair, this lease shall be terminated at no additional cost to Distributor. Upon early termination of the Distributor Agreement by the Company for cause or by the Distributor without cause, and upon receipt by Company of all Scheduled Equipment in good repair, the Company will use its best efforts to lease all of the Scheduled Equipment under all addenda to current or new Distributors so as to relieve Distributor of further lease schedule payments.
If the Distributor requests in writing, early termination of one or more schedules, the Company will use its best efforts to re-lease the equipment as indicated above. The Company makes no promise or guarantee that the aforementioned best efforts will be successful and Distributor unconditionally agrees to continue making scheduled lease payments according to this Master Lease until notified by Company that such payments shall be terminated.

7. RISK OF LOSS AND INSURANCE - Until Lessee has returned the Equipment to the designated location, Lessee bears the entire risk of loss or damage to the Equipment regardless how arising. Lessee shall immediately notify Lessor of the occurrence of any loss or other occurrence affecting Lessor's interests and shall make repairs or corrections at Lessee's expense. In such event, Lessee agrees to continue to meet all payment and other obligations under the Master Lease. Lessee agrees to keep the Equipment insured at Lessee's expense against risk of loss or damage from any cause whatsoever. Lessee agrees that such insurance shall be not less than $50.000. Lessee also agrees that the insurance shall be in such additional amount as is reasonable to cover Lessor for public liability and property damage arising from the Equipment or Lessee's use of it. Lessee agrees to name Lessor as the loss payee. Each policy shall provide that the Insurance cannot be cancelled without thirty (30) days prior written notice to Lessor. Upon request by Lessor, Lessee agrees to furnish proof of each insurance policy including a certificate of insurance and a copy of the policy. The proceeds of such insurance shall be applied at Lessor's sole election toward the replacement or repair of the Equipment or payment towards Lessee's obligations. Lessee appoints Lessor as attorney-in-fact to make any claim for, receive payment of, or execute or

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endorse all documents, checks or drafts for loss or damage or return of premium under such insurance.

8. INDEMNITY - Lessee agrees to indemnify and hold Lessor harmless from and against any and all losses, damages, injuries, demands and expense (a "Claim"), including any and all attorneys' fees and legal expenses, arising from or caused directly or indirectly by any actual or alleged use, possession, maintenance, condition (whether or not latent or discoverable), operation, location, delivery or transportation of any item of Equipment. Should Lessee be entitled under applicable law to revoke its acceptance of the Equipment, Lessee agrees to pay and indemnify Lessor for any payment by Lessor to the manufacturer or supplier of the Equipment.

9. COLLECTION CHARGES AND ATTORNEYS' FEES - If any part of any sum due to Lessor is not received by Lessor within ten (10) days of the due date or if any sum paid by check shall be dishonored or returned to Lessor on account of uncollected funds or for insufficient funds, Lessee agrees to pay Lessor an interest charge for every month after the first month in which the sum is late to compensate Lessor for the Inability to reinvest the sum, such interest charge to be stipulated and liquidated at 1 1/2% per month or the maximum allowed by applicable law, whichever is less.

10. LESSEE AND ANY GUARANTOR AGREE TO PAY LESSOR'S REASONABLE ATTORNEYS' FEES
AS DAMAGES AND NOT COSTS - In all proceedings arising under this Master Lease, such proceedings including any arbitration, bankruptcy proceeding, civil action, mediation or counterclaim on which Lessor prevails seeking relief from stay in bankruptcy or post-judgment action or appeal with respect to any of the foregoing, Lessor shall be granted reasonable attorneys' fees.

11. DEFAULT - Lessee shall be in default of this Master Lease on any of the following events: (a) Lessee fails to pay any month's rent within ten (10) days after it first becomes due; (b) Lessee assigns, pledges, subleases, sells or relinquishes possession of the Equipment or attempts to do so, without Lessor's prior written authorization; (c) Lessee breaches any of its warranties or other obligations under this Master Lease or any other agreement with Lessor and fails to cure such breach within ten (10) days after Lessor sends Lessee a notice of the existence of such breach; (d) any execution or writ of process is issued in any action or proceeding to seize or detain the Equipment; (e) Lessee or any guarantor gives Lessor reasonable cause to be insecure about Lessee's willingness or ability to perform obligations under the Master Lease or any other agreement with Lessor; (f) Lessee or any guarantor dies, becomes insolvent or unable to pay debts when due, stops doing business as a going concern, consolidates, merges, transfers all or substantially all of its assets, makes an assignment for the benefit of creditors, appoints a trustee or receiver or undergoes a substantial deterioration of financial health; or (g) Lessor or any guarantor fails to reaffirm this lease obligation within thirty (30) days of the filing of any petition for protection under the United States Bankruptcy Code.

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12. REMEDIES - Should Lessee default, Lessor has the right to exercise any or all of the following: Lessor may without notice accelerate all sums under the Master Lease and require Lessee to immediately pay Lessor all sums that are already due and the discounted value of those that will become due and require the immediate return of the Equipment to Lessor. Lessor has the right to immediately retake possession of the Equipment without any court or other process of law and for such purpose may enter upon any premises where the Equipment may be and remove the same. Lessor has the right to exercise any remedy at law or equity, notice thereof being expressly waived by Lessee and any guarantor. Lessor's action or failure to act on any one remedy constitutes neither an election to be limited thereon nor a waiver of any other remedy nor a release of Lessee from the liability to return the Equipment or for any Loss or Claim with respect thereto. The provisions of this Master Lease are severable and shall not be affected or Impaired if any one provision is held unenforceable, invalid or illegal. Any provision held in conflict with any statute or rule of law shall be deemed inoperative only to the extent of such conflict and shall be modified to conform with such statute or rule.

13. ARBITRATION - Lessor or Lessee may, at its option, submit any matter arising out of this Master Lease Agreement, including any claim, counterclaim, setoff or defense to binding arbitration by the American Arbitration Association in the City of Los Angeles, State of California. Irrespective of the fact that neither the Lessee, any guarantor or the Equipment may be located in that City now or then. The decision and award of the arbitrator(s) shall be final and binding and may be entered as rendered in any court having jurisdiction thereof.

14. CONSENT TO JURISDICTION, VENUE AND NON-JURY TRIAL - Lessee and any guarantor consent, agree and stipulate that: (a) this Master Lease shall be deemed fully executed and performed in the State of California and shall be governed by and construed in accordance with the laws thereof; and (b) in any action, proceeding, or appeal on any matter related to or arising out of this Master Lease, Lessor, Lessee and any guarantor: (i) shall be subject to the personal jurisdiction of the State of California including any state or federal court sitting therein and all court rules thereof; (ii) shall accept venue in any federal or state court in California; and (iii) expressly waive any right to a trial by jury so that trial shall be by and only to the court. Nothing contained herein is intended to preclude Lessor from commencing any action hereunder in any court having jurisdiction thereof.

15. CONSENT TO SERVICE OF PROCESS - Lessee and any guarantor agree that any process served for any action or proceeding shall be valid if mailed by Certified Mail, return receipt requested, with delivery restricted to either the addressee, its registered agent or any agent appointed in writing to accept such process.

16. SCHEDULED LEASE ADDENDA - Lessee may, from time to time, wish to lease additional equipment as described in subsequent Scheduled Leases. Such Scheduled Leases shall be attached as additional addenda in the same format as the Scheduled Lease 1-040596 attached hereto and shall be subject to all of the terms and conditions of this Master Lease.

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The parties hereto have executed this Master Lease on the dates specified next to their respective signatures.

ACCEPTED BY LESSEE:


    /s/ Ian C.P. Woodburn         Dated: April 5, 1996
-------------------------------
by Ian C.P. Woodburn
its President


ACCEPTED BY LESSOR:


    /s/ Gerald D. Appel           Dated: April 5, 1996
-------------------------------
by Gerald D. Appel,
its President









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                                      ADDENDUM 1
                          SCHEDULED EQUIPMENT LEASE 1-040596

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                              TABLE 1 - LEASED EQUIPMENT
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QTY           DESCRIPTION                        SERIAL NO(S).
--------------------------------------------------------------------------------
1   Myo D 1600T Data Collector              See Attached Schedule 1A
1   Futrex Adipose Measuring Device         See Attached Schedule 1A
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           TABLE 2- LEASE PAYMENT SCHEDULE
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                   PERIOD                        MONTHLY LEASE PAYMENT
--------------------------------------------------------------------------------
ORIGINAL TERM      Months 1-24                        $1,500
OPTION PERIOD      Months 25-36                       $1,500
                   Months 37-72                       $  500
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SECURITY DEPOSIT: An advance payment of $3,000 (the "Security Deposit") shall be held by Lessor as a security deposit for the faithful performance of this Lease. Upon termination of this Lease Addendum 1 and upon receipt of the Leased Equipment, this Security Deposit shall be returned less any cost for non warranted repairs required to bring the Leased Equipment to first class running order.

ADVANCE LEASE PAYMENT: An advance payment of $3,000 constituting the first month and the last months lease payment has been paid by Lessee and receipt is acknowledged by Lessor.

RESIDENT EQUIPMENT LOCATION: Domicile For Use: CLEVELAND OHIO

                      SCHEDULE 1A - SCHEDULE OF LEASED EQUIPMENT
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              DESCRIPTION                                  SERIAL NO.
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MYO D 1600 DATA COLLECTOR
    - Computer Docking Station w/ MPI DSP Board*
                  (including 2x10' Fiber Optic Cables)
    - Sensor Amplifiers w/ Cords and Other Accessories
    - Calibration Box w/Battery and Charger

OTHER
    - Futrex Adipose Measuring Device
--------------------------------------------------------------------------------
The Myo D 1600T Data Collector system must be integrated with a compatible laptop

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computer (the "Laptop").  Lessor will purchase the Laptop on behalf of Lessee and integrate it with the Myo D 1600T Data Collector system. The Laptop is not included as part of the Leased Equipment. Lessee will be invoiced for the cost of the Laptop and will be required to reimburse Lessor according to the terms of the invoice. Lessee will assume all costs and responsibilities associated with the maintenance and ownership of the Laptop.

Lessee acknowledges that all of the items set forth in the above Table 1 - Leased Equipment, and Schedule 1A - Schedule of Leased Equipment as itemized above have been received by Lessee; that all required installation, preparation, set-up and other work has been performed; and that in all respects, the Lease Equipment is satisfactory and is hereby accepted by Lessee.

The parties hereto have executed this Scheduled Lease 1-040596 and agree to the terms, Security Deposit and Lease Payment Schedule as outlined above and which Scheduled Lease shall be effective on the dates specified next to their respective signatures. The parties agree that this Scheduled Lease shall be affixed to the Master Lease as Addendum 1 and shall be subject to all the terms and conditions of the Master Lease.


ACCEPTED BY LESSEE:


BY  /s/ Ian C. P. Woodburn        Dated: April 5, 1996
 --------------------------
    Ian C.P. Woodburn
         its President


ACCEPTED BY LESSOR:


BY  /s/ Gerald D. Appel           Dated: April 5, 1996
 --------------------------
    Gerald D. Appel
         its President

                                DISTRIBUTION AGREEMENT

    THIS AGREEMENT, effective as of the 1st day of March, 1996, by and between Myo Diagnostics Inc., a California Corporation (hereinafter called "Company") and Medical Consultants Imaging Co., an Ohio Partnership and MCIC/HNI, a Joint Venture in Michigan, (hereinafter collectively called "Distributor").

                         The parties hereto agree as follows:

                                       ARTICLE I.SERVICES

A. APPOINTMENT OF DISTRIBUTOR. Company hereby appoints Distributor as A NON-EXCLUSIVE DISTRIBUTOR to promote and solicit orders for Company's Muscle Pattern Imaging ("MPI") muscle evaluation services and to hire and maintain MPI Certified Technicians ("Technicians") certified by the Company as approved to provide MPI examination services for all patients and subjects sold by Distributor as described on Exhibit "A" hereto (hereinafter referred to as "Services") only to customers authorized by Company set forth on Exhibit "B" hereto (the "Authorized Accounts") in the geographical area described on Exhibit "C" hereto (the "Territory") in accordance with the terms and conditions of this Agreement.

B.  DUTIES OF COMPANY.

    1. Company shall provide MPI Reports ("Reports") for all patients and subjects who have had an MPI examination administered by a Technician and which data has been transmitted to the Company main office, such reports to be faxed or mailed to the location designated by Distributor not later than 48 hours from receipt of the examination data;

    2. Company shall train and certify Technicians to perform the Services for the Authorized Accounts;

    3. Company shall rent or lease data collection equipment to Distributor as required which has FDA 510K pre-market approval and which has UL approved power supply;

    4. Company shall provide proprietary supplies to Distributor as required and Distributor shall have the option to purchase generic supplies from the Company or direct from supplier;

    5. Company shall provide technical information, scientific validation and clinical study results as required by the Distributor;

    6. Company shall provide all hardware and software updates and revisions at no cost to the Distributor;

    7. Company shall carry a minimum of $1.0 million per occurrence liability and/or errors and omissions insurance;

    8. Company shall provide Distributor with copies of all correspondence between Company and Distributor's Registered Authorized Accounts at the time it is sent or received.

C.  DUTIES OF DISTRIBUTOR.

    1. Distributor hereby accepts said appointment by Company as A NON-EXCLUSIVE DISTRIBUTOR and agrees:

         a. that it shall provide Services to Authorized Accounts (i) at their respective locations, (ii) at a location of their designation provided such location is within 100 miles traveling distance of the nearest certified Technician maintained by Distributor, or (iii) at any existing Distributor location. If the Authorized Accounts do not desire Services to be performed at their respective locations or at any existing Company locations, and if the designated location is outside the 100 mile range but Within the Territory, Distributor shall provide Services at its sole option;

         b. that it shall solicit orders for Services from Authorized Accounts only in the Territory defined in Schedule C and sufficient quantities to enable Distributor to meet the minimum annual Performance Requirements as set forth on Schedule 1 hereto;

         c. that it will not, at any time during the term of this Agreement, directly or indirectly, promote or solicit orders for Services from any persons or entities other than Authorized Accounts in the Territory except pursuant to an agreement entered into in accordance with Section IV(D) hereof;

         d. that it shall only utilize personnel, whether employees or independent contractors, to solicit orders for Services hereunder, who are trained by Company or according to the Company's Training Manual and further that it shall be responsible for causing such personnel only to make representations authorized by Company in connection with the solicitation of orders for Services;

         e. to sign and to cause each of its employees and independent contractors who assist in Distributor's performance of this Agreement to sign a confidentiality and non-competition agreement, in the form of Exhibit D hereto, the breach of which shall constitute a breach of this Agreement also unless such breach is not found valid in a court of law;

         f. to make available upon request to the Company copies of all correspondence between Distributor or its agents and Authorized Accounts at the time it is sent or received;

         g. to perform all of its obligations and to exercise all of its rights hereunder strictly in accordance with such policies as Company may establish from time to time, to comply with all laws, rules and regulations applicable to its performance pursuant to this Agreement, to procure and maintain all licenses and permits necessary to the performance of its business and to conduct its business in a manner so as not to bring discredit upon the reputation of Services or Company;

         h. to promptly forward to Company all payments for services provided by Company according to the terms included in Section II in this agreement subject to amendment by mutual agreement;

         i. to permit Company to inspect and make copies of any of its books and records relating to Distributor's performance of its obligations pursuant to this Agreement;

         j. to furnish written or verbal reports relating to Distributor's activities pursuant to this Agreement as may be requested by Company from time to time;

         k. to present services at trade shows, seminars and appropriate meetings and to advise Company of opportunities to present Services at such trade shows;

         l. to provide customer service to its Registered Authorized Accounts which have entered into agreements with Distributor including without limitation, (i) to maintain communication with such Authorized Accounts,
    (ii) to train such Authorized Accounts to provide patient referrals,
    (iii) to facilitate communication between Company and such Authorized Accounts, (iv) to use its best efforts to assist Company in performing any required services requested by such Authorized Accounts in the Territory;
    (v) at Company's request, to use its best efforts to assist Company in adjusting any complaints or disputes that may arise in connection with sales of Services to such Authorized Accounts in the Territory (provided, however, that all allowances, adjustments and returns must be first approved by Company in writing);

         m. agrees to devote a minimum of one full time employee devoted solely to the sale and marketing of MPI and to devote the full time services of Technicians as required in the Performance Requirements in
    Schedule 1 attached hereto;

         n. agrees to provide a minimum of $1.0 million liability and/or errors per occurrence and omissions insurance per technician employed.

    2. Distributor acknowledges and agrees that Company shall have the right, in its sole discretion, to:

         a. establish and/or adjust from time to time, all prices, discounts and other terms and conditions governing the purchase of services to be provided by the Company ("Company Services"), said price increases to be not in excess of 5% per any two year contract term; and that if Distributor were to demonstrate a decline in the average third party insurance reimbursement in excess of 20% Company will discuss price adjustments;

         b. suspend or cancel Services to any Authorized Account for any reason which Company and Distributor mutually agree to be sufficient;

         c. add or, upon mutual agreement with Distributor, delete from Exhibit "A" certain items of Services or discontinue or change any Services at any time and from time to time; and

         d. promote and sell services to any persons outside of the Territory and, in the event that Distributor fails to meet the Performance requirements in Schedule 1 attached, to appoint other persons or entities as non-exclusive Distributors to promote and solicit orders for the sale of Services to Authorized Accounts or any other persons in the Territory, to promote and solicit orders for the sale of Services to Authorized Accounts or any other persons outside of the Territory and to contract with such nonexclusive and exclusive Distributors in connection therewith without notice or liability of any kind to Distributor.

    3. Company acknowledges and agrees that Distributor shall have the right in its sole discretion to: subcontract with qualified individuals and entities subject to Company's prior approval which shall not be unreasonably withheld. Distributor hereby assumes all responsibility for the management and supervision of such subcontractors and to cause such subcontractors to comply with all applicable terms and conditions set forth in this Agreement.

                       ARTICLE II. PAYMENT FOR COMPANY SERVICES

A.  PAYMENT

    1. Except as otherwise expressly provided herein, as full compensation for services rendered by Company during the term of this Agreement, Distributor shall pay the Company for providing reports, leasing or renting equipment, providing supplies and collateral sales material, training Technicians, and all other Services provided for the benefit of Distributor and/or Distributor's Registered Authorized Accounts in the Territory in accordance with this Section II and the Payment Schedule attached hereto as Schedule 2, or such other Schedule determined by Company to which Distributor may agree orally or in writing except as per Section I(2)(a). The term "Authorized Accounts" shall be defined as an Account which consists of a single person or entity with sole authority to enter into agreements with Distributor or Company to acquire Company Services for itself or its different business locations. Each such entity, each affiliate, parent or subsidiary of an entity, or division or separate geographic location of an entity with the aforementioned authority shall constitute a separate Authorized Account. For example, if XYZ Hospital Chain, Inc. had multiple subsidiary corporations which operated divisions or geographically separate locations each with the authority to enter into agreements to acquire Services from Company, the parent company, each subsidiary, each division, and each location, would each constitute a separate Authorized Account. Any dispute related to the identity or separate nature of an Authorized Account shall be resolved by Company in its reasonable discretion after consultation with Distributor and/or any other Distributor affected.

    2. Except as otherwise expressly provided herein, payments for all Company Services Sales shall be deemed due and payable on the thirtieth (30th) day following the last day of any month during which Company has provided such services, and Distributor agrees that prompt payment for such Services in accordance with this Section II and Schedule 2 attached to this Agreement on or before such date is a material condition of this Agreement. Unless the amount of any invoice is questioned by Distributor within ten ninety (90) days after its receipt thereof, the amount of such invoice shall be deemed to be accurate and Distributor shall be deemed to have waived any rights it may have to make any claims with respect to same. Failure to make payment according to the terms of this Section II will result in a late payment fee of 5% of the face value of the outstanding invoice.

    3. Report Fees shall be waived and shall not be deemed owed and payable with respect to Company Services which are provided for scientific studies and/or clinical confirmation studies performed by Distributor i) ONLY IF SAID STUDIES HAVE BEEN PREVIOUSLY APPROVED IN WRITING BY AN AUTHORIZED OFFICER OF THE COMPANY; ii) ONLY FOR THOSE QUANTITIES SPECIFICALLY PRE-AUTHORIZED IN WRITING BY THE COMPANY, AND iii) ONLY IF COMPANY SERVICES ARE PROVIDED TO ANY PERSONS OR ENTITIES OTHER THAN AUTHORIZED ACCOUNTS FOR WHICH BILLABLE COMPANY SERVICES ARE PROVIDED.

    4. Notwithstanding anything set forth herein above, Company may, in its sole discretion, change the rates for Company Services or establish special arrangements or discounts in circumstances where it deems such arrangements to be necessary, including, but not limited to, situations where an Authorized Account is serviced by two or more Company Distributors, such changes not to be an increase in the rates for Company Services unless agreed in writing by Distributor.

    5. Company shall not be liable to Distributor in any way whatsoever for any failure, delay or errors in rendering Services to Authorized Accounts, whether or not caused by conditions not within the reasonable control of the Company and Distributor shall have no obligation to pay for any said Services.

B.  EFFECT OF EXPIRATION OR TERMINATION ON COMPENSATION.

    1. Upon expiration of this Agreement or upon its TERMINATION BY COMPANY FOR CAUSE OR BY DISTRIBUTOR WITHOUT CAUSE, Distributor shall be obligated to pay the Company as provided for in Section H of this Agreement on those Company Services which have been provided by Company to Distributors's Registered Authorized Accounts in the Territory on or before the date of expiration or termination of this Agreement. Upon TERMINATION OF THIS AGREEMENT BY COMPANY WITHOUT CAUSE PURSUANT TO SECTION VIII(B)(1), OR BY DISTRIBUTOR FOR CAUSE AS SET FORTH IN SECTION VIII(B)(4) HEREOF, Distributor shall pay the Company for all

Company Services which have been provided to Authorized Accounts sold prior to the date of termination and the Company shall continue to provide Services for which the Distributor shall pay at a rate equal to seventy five per cent (75%) of the Schedule 2 then in force during the three month period after such termination.

    2. Distributor shall not be entitled to further consideration of any kind upon expiration or termination of this Agreement.

C. EXPENSES. Any expenses incurred by Distributor in connection with this Agreement shall be for its own account and shall not be subject to reimbursement by Company.

                  ARTICLE III.  REGISTRATION OF AUTHORIZED ACCOUNTS

    A. REGISTERED ACCOUNTS. An Authorized Account shall be "registered" in the name of Distributor if Distributor is the first of those persons entitled to sell or procure sales for Services to procure orders from such Account for five or more MPI reports for which revenue is realized by the Company. The Authorized Account shall remain exclusively registered in Distributor's name until the earlier of the expiration of this Agreement, or the passage of ninety
(90) consecutive days without a single MPI report being provided by Company on behalf of such Account whereupon the Account will automatically cease to be Registered in the name of Distributor and be treated like any other Authorized but unregistered Account. The Company agrees that Authorized Accounts registered to Distributor shall be only serviced by Distributor and Distributor agrees not to solicit Authorized Accounts which are Registered Accounts of others. All Authorized Accounts shall be eligible for registration.

    B. COMMISSIONS TO OTHERS. Company shall not pay commissions to any other Distributor, agent or finder on Distributor's registered Prospects or Leads without Distributor's consent and approval of terms except as otherwise provided hereto such as pursuant to Section IV(c) hereof regarding shared commissions. Company shall use its best efforts to prohibit authorized or unauthorized Distributors from contacting Distributor's Authorized Accounts, Prospects or Leads. Commissions paid to others at Distributors' request shall be reimbursed to the Company by Distributor according to the Payment Terms in Section II of this Agreement.

                            ARTICLE IV.  AUTHORIZED MARKET

    A. Distributor is authorized to solicit business and establish Service Centers solely in the territory defined in Schedule C attached hereto. Distributor shall restrict activities to this (these) area(s) subject to the other terms and conditions of this Agreement including without limitation those pertaining to the registration of Authorized Accounts.

    B. SERVICE AREAS Company requires a minimum continuing case lead of 75 reports per month to consider that a regional service center in a specific geographical area has been established outside the territory as established in Exhibit C. Further, Distributor must develop its service centers in a careful, methodical, and businesslike progression. It must view expansion from the perspective of its available and trained, professional, technical, administrative and clerical personnel in connection with the decision to open a new service center. Subject to the Performance Requirements defined in Schedule I attached hereto, Company understands that Distributor will have to exercise its reasonable judgment in determining whether or not to open a service center in a given new location even if a case load of 75 evaluations per month were available.

    C. SHARED REVENUE If there is a question about registration of Authorized Accounts or if an account is sold where no registration exists or if Distributor requests another authorized Distributor to assist in a sale, or if the Company generates sales from National Accounts and asks Distributor to perform Services in its Territory, Distributor agrees to share the revenue with the other authorized Distributors or the Company when those Distributors or the Company have performed services warranting a payment for services. The division of revenue is to be mutually agreed upon among the parties. In the event of a dispute among such Distributors regarding the division revenues generated by any account, the parties shall meet and attempt to amicably resolve the dispute. If the parties are unable to resolve the dispute within 30 days, Distributor agrees that Company shall have the sole authority to resolve the dispute by making a determination of a fair distribution of payment of commissions to govern present and future revenues.

    D. SALES OUTSIDE TERRITORY. Company may, at its sole discretion, authorize Distributor to sell services outside his territory on a one time non-exclusive basis or on a continuing basis under terms and conditions to be established. This can be accomplished by appending an addendum to this Agreement or by negotiating a new Agreement acceptable to both parties.

                             ARTICLE V.  PROPERTY RIGHTS

A.  OWNERSHIP OF RECORDS.

    1. All records of the accounts of Authorized Accounts and any other records and books relating in any manner whatsoever to Authorized Accounts, Services or to the Company, whether prepared by Distributor or otherwise coming into its possession, shall be the exclusive property of Distributor. The Company shall have a reasonable right to inspect such records per Section I(l)(J).

    2. Distributor shall not make or retain copies of any "confidential" materials or information with which it may have been entrusted, including, but not limited to, customer lists, customer ordering patterns and pricing structures or discount information. Such materials or information shall be kept confidential and not communicated, disclosed or divulged to any other person or entity, or used for any purpose other than soliciting orders for Services, without the express written consent of Company. Distributor's obligation to keep said information confidential shall remain in full force and effect until Distributor receives a written release thereof from Company.

B. OWNERSHIP OF OTHER MATERIALS. Upon termination or expiration of this Agreement, Distributor shall return all samples, literature, catalogs, displays and sales aids of every kind supplied to Distributor by Company in accordance with Company's instructions. Distributor shall submit a paid invoice and Company shall reimburse Distributor for the cost of any such material returned which had been previously purchased.

               ARTICLE VI.  LACK OF AGENCY STATUS AND INDEMNIFICATION.

    A. LACK OF AGENCY. Distributor shall not be constituted the employee, agent or legal representative of Company for any purpose whatsoever.
Distributor shall maintain its own place of business and engage such persons or entities as may be necessary to perform its obligations hereunder. Distributor is not granted any express or implied right or authority to assume or create any obligation or responsibility on behalf of or in the name of Company or to bind Company in any manner. All persons employed or otherwise engaged by Distributor shall be deemed to be the agents, employees or representatives of Distributor and Distributor shall be solely responsible for the acts or omissions of such persons. Distributor shall make no representations, warranties or commitments about, or with respect to, Services except as may be first approved in writing by Company.

    B. OTHER MANUFACTURERS. During the term of this Agreement, Distributor shall be free to represent the products of other manufacturers or distributors; provided, however, that Distributor agrees (a) that neither Distributor nor any owner, officer, director or partner of Distributor shall, directly or indirectly, promote, sell, solicit orders for or otherwise represent (or own any interest in any entity which promotes, sells, solicits orders for or otherwise represents) the products or services of any other manufacturers or distributors or persons, which products or services Company, in its sole discretion, deems to compete with Services, and (b) to promptly advise Company of such other manufacturers or distributors for whom it is providing services during the term hereof.

    C. INDEMNIFICATION. Distributor and Company shall indemnify and hold each other, its parents, subsidiaries and affiliates and the officers, directors, employees and agents of any of them, harmless from all damages, liabilities, judgments, settlements, penalties, claims and expenses (including attorneys' fees) arising out of or in any way related to the performance or failure of performance by Distributor, or Company or their respective owners, officers, directors, employees or agents, of its or their obligations under this Agreement.

                       ARTICLE VII.  TRADEMARKS AND TRADE NAMES

    Company hereby grants Distributor the non-exclusive right to use with respect to its obligations to solicit sales and promote Services during the term of this Agreement the names "Company," "Myo Diagnostics," "MPI," "Muscle Pattern Imaging" and such other trademarks and trade names as are used by Company in connection with Services (the "Company Marks"). Nothing herein contained shall be construed as conferring upon Distributor any right or interest in the Company Marks. In no event shall Distributor incorporate any of the Company Marks into the name under which it does business, nor shall Distributor in any way hold itself out, through the use of the Company Marks or otherwise, to be an employee, agent, affiliate or subsidiary of Company. Distributor shall immediately discontinue the use of the Company Marks upon Company's request and, in any event, upon expiration or termination of this Agreement.

                                 ARTICLE VIII.  TERM

A.  TERM.

    1. This Agreement shall become effective as of the date first set forth above, and, unless earlier terminated in accordance with Section VIII(B) of this Agreement, shall continue in effect for an initial period of two (2) years and shall thereafter be automatically renewed for additional successive periods of four (4) years each if Distributor achieves the Performance Requirements specified in Schedule 1, "Performance Requirements." In the event that Distributor has achieved the aforementioned Performance Requirements for two successive terms then future renewal periods shall be for a term of four (4) years. New Performance Requirements for successive terms shall be determined as part of the renewal of the agreement.

    2. If Performance Requirements are not met in the initial term or any subsequent annual or biannual term hereof Company may in its sole discretion notify Distributor of its desire to renew at least ninety (90) days after completion of such initial or subsequent term of this Agreement. If Distributor agrees to the renewal, the Agreement shall continue for an additional term with the same terms and conditions including automatic renewal if the Distributor achieves its Performance Requirements during such new term or automatic termination (subject again to Company's discretionary right to offer renewal within 90 days after expiration) if Distributor fails to achieve its Performance Requirements during such new term.

B.  TERMINATION OF AGREEMENT.

    1. The parties hereto may voluntarily terminate this Agreement upon a mutual agreement in writing signed by a duly authorized representative of each party.

    2. Notwithstanding anything set forth hereinabove, this Agreement may be terminated by Company on written notice to Distributor upon the occurrence of any of the following events:

         a. The breach by Distributor of any of its obligations pursuant to this Agreement, including without limitation the failure to meet minimum Performance Requirements pursuant to Section I(c)(1)(b) of this Agreement;

         b. Distributor or any of its owners, officers or directors making, committing or being charged with misrepresentation of Company's equipment or Services or otherwise, fraud, unfair trade practices, misappropriation or embezzlement from or with respect to Services, Company or any Authorized Account or failure by Distributor timely to pay its employees or independent contractors in connection with their solicitation of orders for Services;

         c. The insolvency of or filing of a voluntary petition in bankruptcy by Distributor, the filing of a petition to have Distributor declared bankrupt, the appointment of a receiver or trustee for Distributor, or the execution by Distributor of an assignment for the benefit of creditors;

         d. Any attempted sale, transfer or assignment by Distributor of this Agreement or any of the rights or privileges granted Distributor by this Agreement, or any attempted transfer, assignment or delegation by Distributor of any of the responsibilities assumed by Distributor under this Agreement, without the prior written consent of Company;

         e. Any dispute, disagreement or controversy between or among Distributor's owner(s) (or, if Distributor is a corporation, its directors or officers; or, if Distributor is a partnership, its general or limited partners) relating to the ownership or management of Distributor or to its operations which, in the opinion of Company, may adversely affect Distributor's operations and which is not cured in 60 days after the Company has given such written notice to Distributor; or

         f. Distributor's engaging in or having any interest in any person, firm, corporation or business (whether directly or indirectly or by or through any owner, officer, director or partner of Distributor) which engages in the wholesale or retail sale or promotion of any product, system, device or service directly or indirectly competitive with Company or with the Services at any time during the term of this Agreement; provided, however, that this Section VIII(B)(3)(g) shall in no way prohibit the ownership by Distributor (or any owner, officer, director or partner thereof) of a minority interest which does not confer control of a corporation whose stock is publicly traded, and provided further that MRI, CT scan and X-Ray shall not be considered competitive products hereunder.

    3. This Agreement may be terminated by Distributor immediately on written notice to Company upon the occurrence of any of the following events:

         a. The breach by Company of its obligation to supply Company Services according to this Agreement;

         b. The insolvency or filing of a voluntary petition in bankruptcy by Company, the filing of a petition to have Company declared bankrupt, the appointment of a receiver or trustee for Company or the execution by Company by assignment for the benefit of creditors; or

         c. Company or any of its owners, officers or directors making, committing or being charged with misrepresentation of Company's equipment or Services or otherwise, fraud, unfair trade practices, misappropriation or embezzlement from or with respect to Services, Distributor or any Authorized Account.

C. FAILURE TO SERVICE REGISTERED AUTHORIZED ACCOUNTS. If Distributor does not provide the services required by Section I(C)(1)(m) hereof with regard to one or more Registered Authorized Accounts in Company's reasonable judgment, Company may in addition to its other remedies hereunder, including termination of this Agreement under Section VIII(B)(3)(a), at its election, assume the responsibility to provide these services to such Registered Authorized Accounts. Company shall only make this election after it has first given written notice to Distributor describing Distributor's failure to provide the services required by
Section I(C)(1)(m) hereof and secondly, after the continuation of such failure to provide service for 30 days or more after Company's having given such written notice to Distributor.

D. RIGHTS OF TERMINATION ABSOLUTE. The aforesaid rights of termination are absolute; neither party shall be liable to the other for any indemnity, loss, or damage (whether direct, indirect, special, consequential or incidental) by reason of the reasonable exercise of said rights to terminate this Agreement and all claims therefor are hereby expressly waived (including, but not limited to, any claims for loss of commissions or profits or relating to any expenditures, investments, capital improvements, leases or other commitments made by either party in connection with its business or in reliance upon this Agreement).

                           ARTICLE IX.  GENERAL PROVISIONS

A. WAIVER. The failure of either party to enforce at any time, or for any period, the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision. No claim or fight arising out of the breach of this Agreement can be discharged in whole or in part by a waiver or renunciation of the claim or right unless the waiver or renunciation is in writing and signed by the aggrieved party.

B. AGREEMENT NOT ASSIGNABLE. Because of the special, unique and extraordinary character of Distributor's services, it may not sell, assign or otherwise transfer this Agreement, by operation of law or otherwise. Any such assignment or transfer by Distributor shall be null and void and of no effect whatsoever.

C. CONSTRUCTION OF AGREEMENT. No course of prior dealing between the parties and no usage of the trade shall be relevant to supplement, explain or vary any of the terms used in this Agreement.

D. APPLICABLE LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California. In the event any provision hereof is held by an arbitrator to be invalid, unenforceable or to violate any applicable law, it shall be deemed null and void to the extent thereof, without affecting the balance of this Agreement.

E. CURE PERIOD. In the event that either party determines that a material breach of this Agreement has occurred, Notice (per Paragraph F below) shall be given to the other and the party creating the breach shall have a period of 60 days to cure the breach and return to compliance with the terms of the Agreement.

F. NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when delivered in person by fax or by registered or certified mail, postage prepaid, return receipt requested, addressed to Company or to Distributor at their respective addresses which appear on the signature page of this Agreement, or at such other address as either party may have previously designated by written notice to the other party.

G. LIMITATION OF LIABILITY. Company shall use its best efforts to provide, within a reasonable time, Services in fulfillment of sales to Authorized Accounts which are accepted by Company; however, Company shall not be liable to Distributor for any failure or delay in providing services. Neither Company nor Distributor makes any warranties or representations not included in this Agreement with respect to any of the products, Services, supplies, equipment or materials relating to the subject matter hereof. In no event shall Company be liable to Distributor for indirect, special or consequential damages or for loss anticipated commissions or profits whether as a result of an Authorized Account not making payments or otherwise.

H. COMPLETENESS OF INSTRUMENT. There are no understandings not contained in this Agreement, and this Agreement shall supersede and cancel all previous contracts, arrangements or understandings that may have existed or may exist between the parties with respect to the subject matter of this Agreement. Except as otherwise expressly set forth herein, this Agreement may be amended only by a written instrument signed by a duly authorized representative of Company and Distributor.

I. ARBITRATION. In the event of any controversy, breach or dispute arising out of this Agreement, or relating to the interpretation of any term or provision of this Agreement, the parties shall meet and endeavor to resolve in good faith any such controversy or dispute. If the parties are unable to resolve such controversy or dispute within 30 days, then such controversy or dispute shall be heard in Los Angeles by a single arbitrator with at least 10 years experience as a certified public accountant who shall be appointed by and conduct the arbitration in accordance with the rules of, the American Arbitration Association. The arbitrator shall decide all issues of fact and law and issue all legal and equitable relief appropriate under the circumstances. The arbitrator shall apply California law. Each party shall bear its own costs including attorneys fees which costs shall not be recoverable in the arbitration unless punitive damages are awarded in which case these costs shall not in any part be born by the prevailing party. The arbitrator's decision shall be final and binding.

This Agreement is executed as of the date first written above.

DISTRIBUTOR:                      Medical Consulting Imaging Co.

                                  By:  /s/ Ian C.P. Woodburn
                                       -----------------------------
                                       Ian C.P. Woodburn
                                       its President

    Address:                      1621 Euclid Ave., Ste. 1620
                                  Cleveland, Ohio  44115


COMPANY:                          MYO DIAGNOSTICS INC.,
                                  by Myo Diagnostics, Inc.


                                  By:  /s/ Gerald D. Appel

                                       -----------------------------
                                       Gerald D. Appel
                                       Its President

    Address:                      3710 Robertson Boulevard
                                  Culver City, CA  90232

                                     EXHIBIT "A"

                                       SERVICES

                         (Services sold by Company for which
               Distributor may solicit Registered Authorized Accounts)

                              MPI Muscle Pattern Imaging

                                     EXHIBIT "B"

                                 AUTHORIZED ACCOUNTS

                           (Customers from whom Distributor
                           may solicit orders for Services)

    Physicians, hospitals, health insurance companies, self-insured employers, self-funded employers, health maintenance organizations, preferred provider organizations, medical foundations, health care management services organizations, federal, state and local governmental agencies and other qualified health care providers but only to chiropractors practicing in conjunction with a licensed medical doctor(s).

                                     EXHIBIT "C"

                                      TERRITORY

                       (Geographical area in which Distributor
                    may promote and solicit the sale of Services)

Distributor is authorized for the states of Ohio, Michigan, Indiana, and Kentucky as defined below and in the western portion of the state of Pennsylvania with limitations as defined below.

The Distributor agrees to establish Metropolitan Centers as follows:

Metropolitan areas in Ohio to include Cleveland, Akron, Toledo, Columbus, Cincinnati, Youngstown and Dayton. All other areas in the state to be serviced from one of the Metropolitan Centers.

Metropolitan areas in Michigan to include Detroit, Grand Rapids and Kalamazoo. All other areas in the state to be serviced from one of the Metropolitan Centers.

Metropolitan areas in Indiana to include Indianapolis and Gary/South Bend. All other areas in the state to be serviced from one of the Metropolitan Centers.

Metropolitan areas in Kentucky to include Louisville and Lexington.
All other areas in the state to be serviced from one of the Metropolitan
Centers.

Metropolitan areas in Pennsylvania limited to Pittsburgh and Harrisburg.
Only areas in Pennsylvania west of those Metropolitan Centers shall be serviced under this agreement.

                                     EXHIBIT "D"

                               FORM OF CONFIDENTIALITY
                            AND NON COMPETITION AGREEMENT

ON FILE

                                      SCHEDULE 1
                               PERFORMANCE REQUIREMENTS

Performance Requirements are defined as the performance required from Distributor in order to maintain the representation Agreement in force. It also defines the performance standards established to earn performance bonuses.

Performance requirements define:
    the number of full time Technicians employed by Distributor AT THE END OF THE PERIOD; the total number of reports for which Company Services are billed DURING THAT PERIOD.

TECHNICIAN EMPLOYMENT AND REPORT STANDARDS MUST BOTH BE MET TO FULFILL PERFORMANCE REQUIREMENTS.


                   MINIMUM PERFORMANCE STANDARDS
--------------------------------------------------------------------------------
   YEAR                 MONTH 6                           MONTH 12
    ONE  ----------------------------------------------------------------------
                No. Techs.   Total Reports       No. Techs.     Total Reports
                 employed   Billed in 6 Mos.      employed    Billed in 12 Mos.
--------------------------------------------------------------------------------
 MINIMUM            3            500                  8             3,000
STANDARD
--------------------------------------------------------------------------------
   YEAR                 MONTH 18                          MONTH 24
    TWO  ----------------------------------------------------------------------
                No. Techs.   Total Reports       No. Techs.     Total Reports
                 employed   Billed in 6 Mos.      Employed    Billed in 12 Mos.
--------------------------------------------------------------------------------
 MINIMUM           12          3.500                 18             7,500
STANDARD
--------------------------------------------------------------------------------

PERFORMANCE REQUIREMENTS FOR SUBSEQUENT YEARS SHALL BE DETERMINED UPON RENEWAL OF THIS AGREEMENT AND SHALL BE A MATERIAL CONSIDERATION FOR SUCH RENEWAL.


                        /S/ I.C.P.W.                  /S/ G.D.A
                        ----------------------   ---------------------
                   Initialed by Distributor      Initialed by Company

                                      SCHEDULE 2
                              FEES FOR COMPANY SERVICES

SCHEDULE OF REPORT FEES

    MONTHLY USAGE                 COST PER REPORT

Per report from 0 to 100          $330 per report
Per report from 101 to 250        $300 per report
Per report from 251 to 500        $240 per report
Per report from 501 to 750        $225 per report
Per report from 751 to 1,250      $200 per report
Per report 1,251 and more         $180 per report


Report Fees shall be billed on the last day of each month using the 25th day of the month as the cutoff date. The invoice generated for the current month will include report fees from the 26th day of the prior month to the 25th day of the current month.

TERMS: NET/30TH OF THE FOLLOWING MONTH
    LATE PAYMENT CHARGE: 5% OF THE INVOICE

ALL REPORTS GENERATED BY THE COMPANY SHALL BE BILLED EXCEPT ACCORDING TO THE TERMS OF SECTION II(A)(3) HEREIN.

EQUIPMENT LEASE (Separate Equipment Lease Agreement on File)

Term: 4 years (subject to cancellation if Company terminates this Agreement)

Rental Fee:   Year 1    $1,500 per month
              Year 2:   $1,500 per month
              Year 3:   $1,500 per month
              Year 4:   $  500 per month
              Year 5    $  500 per month

Due on Signing rental agreement: $6,000
         ($3,000-1st and last month's rent; Security Deposit-$3,000)

SUPPLIES PRICE LIST (subject to change on 30 day notice)

    (Separate Price List dated January 1996 on File)